UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 19, 2016
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Suite 106 Purchase, New York 10577
(Address of principal executive offices) (Zip Code)

(914) 468-4009
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

Bovie Medical Corporation (the “Company”) recently received notification from Great Point Partners, LLC (“GPP”) that GPP irrevocably waives, among other things, their previously disclosed right to nominate two (2) directors to the Company’s Board of Directors (the “Board”). On December 19, 2016, the Company received notification from Scott Davidson and Charles T. Orsatti, GPP’s nominees to the Board, that they each resign from the Board, effective as of December 19, 2016, and December 31, 2016, respectively. Messrs. Orsatti’s and Davidson’s departures from the Board were not the result of any disagreements with the Company. The Company is actively seeking one (1) or more independent directors to fill the resulting vacancies on the Board.

Item 8.01                      Other Events

On December 18, 2016, the Board of Directors unanimously approved the appointment of Michael Geraghty, a member of the Board, to serve as a member and Chairman of the Company’s Compensation Committee, and to serve as a member of the Company’s Audit Committee, each effective upon Mr. Orsatti’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2016	BOVIE MEDICAL CORPORATION

By: /s/ Jay D. Ewers
Jay D. Ewers
Chief Financial Officer